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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      June 3, 1998                                               1-11873
   Date of Report (Date                                  Commission File Number
of earliest event reported)

                                 K2 DESIGN, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               13-3886065
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 30 Broad Street
                            New York, New York 10004
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 301-8800
              (Registrant's telephone number, including area code)

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Item 2.           Acquisition or Disposition of Assets.

                  On June 4, 1998, K2 Design, Inc. (the "Company") announced that it had sold its CLIQNOW! business unit (including customer contracts, personnel and certain equipment) to 24/7 Media, Inc. ("24/7 Media"), an internet media company, for gross proceeds of $4 million, consisting of $1 million in cash and $3 million in redeemable convertible preferred stock of 24/7 Media. The Company will receive net proceeds (not including transaction costs) of approximately $3.3 million (in cash and stock) after certain payments to employees of the CLIQNOW! business unit. The purchase price is subject to adjustment in the event 24/7 Media is unable to retain a specified percentage of the current customer base of the CLIQNOW! business unit as determined in September 1998. Under the terms of the sale, the Company and 24/7 Media will also form a strategic relationship which calls for the cross-referral of business between the two companies. The press release relating to the sale of the CLIQNOW! business unit is attached hereto as an exhibit.

Item 7.           Financial Statements and Exhibits.

         (a)      not applicable

         (b) The pro forma financial information required by this item will be filed by an amendment to this report no later than 60 days after the date of this report.

         (c)      Exhibits

                  (i)      Press Release dated June 4, 1998

                  (ii) Asset Purchase Agreement dated as of June 1, 1998 between the Company and 24/7 Media.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 1998                        K2 DESIGN, INC.



                                           By:   /s/ Robert W. Burke
                                                 ------------------------------
                                           Name:  Robert W. Burke
                                           Title: Chief Operating Officer

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